EXHIBIT 10.17

                        SUNGLASS HUT INTERNATIONAL, INC.
                             STOCK OPTION AGREEMENT
                                       FOR
                                JAMES N. HAUSLEIN
                                    RECITALS

         A. Pursuant to that certain Consulting Agreement, dated as of February 24, 1997, between Sunglass Hut International, Inc. (the "Company") and Hauslein & Co., Inc. (the "Consultant"), the Consultant agreed to make available to the Company the services of James N. Hauslein (the "Optionee") on a substantially full time basis.

         B. Jack B. Chadsay resigned as the President and Chief Executive Officer of the Company effective May 29, 1997.

         C. The Board of Directors of the Company (the "Board"), together with the Board's Compensation Committee, has determined that it would be in the best interests of the Company to grant the Optionee an option to provide incentive compensation for Optionee's agreement to serve as the Company's acting Chief Executive Officer on a substantially full time basis.

                                    AGREEMENT

          1. GRANT OF OPTION. The Company hereby grants, as of June 11, 1997, to Optionee an option (the "Option") to purchase up to 150,000 shares of the Company's Common Stock, $.01 par value per share (the "Shares"), at an exercise price per share equal to $6.5625. The Option shall be subject to the terms and conditions set forth herein. The Option was issued pursuant to the Company's 1996 Executive Incentive Compensation Plan (the "Plan"), which is incorporated herein for all purposes. The Option is a nonqualified stock option, and not an Incentive Stock Option. The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all of the terms and conditions hereof and thereof.

          2. DEFINITIONS. Unless otherwise provided herein, terms used herein that are defined in the Plan and not defined herein shall have the meanings attributed thereto in the Plan.

          3. EXERCISE SCHEDULE. Except as otherwise provided in Sections 6 or 9 of this Agreement, or in the Plan, the Option shall be exercisable in whole or in part and cumulatively according to the following schedule:

                        33-1/3% on or after June 11, 1998
                        33-1/3% on or after June 11, 1999
                        33-1/3% on or after June 11, 2000

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provided, however, that the Option shall automatically become fully exercisable in the event that (x) Optionee's service as acting Chief Executive Officer is terminated by the Company for any reason other than "Cause" (as hereinafter defined), or (y) the Optionee dies or suffers a disability while serving as acting Chief Executive Officer. The Option shall terminate on, and in no event shall the Option be exercisable after, June 11, 2007. "Cause" shall mean (i) the willful failure or refusal of the Optionee to perform the duties or render the services reasonably assigned to him from time to time by the Company's Board of Directors (except during reasonable vacation periods or sick leave), (ii) the Optionee's unsatisfactory performance of his duties as acting Chief Executive Officer of the Company which continues after notice and a reasonable opportunity to cure, (iii) the charging or indictment of the Optionee in connection with a felony, (iv) the association, directly or indirectly, of the Optionee, for his profit of financial benefit, with any person, firm, partnership, association, entity or corporation that competes in any material way with the Company, (v) the disclosing or using of any material trade secret or confidential information of the Company at any time by the Optionee, except as required in connection with his duties to the Company, or (vi) breach by the Optionee of his fiduciary duty or duty of trust to the Company.

          4. METHOD OF EXERCISE. This Option shall be exercisable in whole or in part in accordance with the exercise schedule set forth in Section 3 hereof by written notice which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price. This Option shall be deemed to be exercised after both (a) receipt by the Company of such written notice accompanied by the exercise price and (b) arrangements that are satisfactory to the Committee in its sole discretion have been made for Optionee's payment to the Company of the amount that is necessary to be withheld in accordance with applicable Federal or state withholding requirements. No Shares will be issued pursuant to the Option unless and until such issuance and such exercise shall comply with all relevant provisions of applicable law, including the requirements of any stock exchange upon which the Shares then may be traded.

          5. METHOD OF PAYMENT. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee: (a) cash; (b) check; or (c) such other consideration or in such other manner as may be determined by the Committee or the Board, which other method, in the discretion of the Committee or the Board may include, without limitation, payment of the exercise price in whole or in part (i) with Shares, (ii) by a promissory note payable to the order of the Company in a form acceptable to the Committee, or (iii) by the Company retaining from the Shares to be delivered upon exercise of the Option that number of Shares having a Fair Market Value on the date of exercise equal to the option price for the number of Shares with respect to which the Optionee exercises the Option or by any other form of cashless exercise procedure approved by the Committee or the Board.

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          6. TERMINATION OF OPTION. Any unexercised portion of the Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of:

                            (a) three months after the date on which the
Optionee ceases to be a Director of the Company for any reason other than Optionee's willful misconduct or negligence, disability, death or retirement;

                            (b) immediately in the event of the Optionee's
willful misconduct or negligence;

                            (c) twelve months after the Optionee ceases to be a
Director by reason of his disability; and

                            (d) twelve months after the date of the Optionee's
death in the event that such death occurs prior to the time the Option otherwise would become null and void pursuant to this Section 6.

                  Also, the Committee or the Board, in its sole discretion may by giving written notice (the "cancellation notice") cancel, effective upon the date of the consummation of any Corporate Transaction described in Section 9(b)(ii) of the Plan or the consummation of any reorganization, merger, consolidation or other transaction in which the Company does not survive, any Option that remains unexercised on such date. Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after approval of such corporate transaction.

          7. TRANSFERABILITY. The Option is not transferable otherwise than by will or the laws of descent and distribution, and during the lifetime of the Optionee the Option shall be exercisable only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

          8. NO RIGHTS OF STOCKHOLDERS. Neither the Optionee nor any personal representative (or beneficiary) shall be, or shall have any of the rights and privileges of, a stockholder of the Company with respect to any shares of Stock purchasable or issuable upon the exercise of the Option, in whole or in part, prior to the date of exercise of the Option.

          9. ACCELERATION OF EXERCISABILITY OF OPTION. This Option shall become immediately fully exercisable in the event of a "Change in Control", as defined in Section 9(b) of the Plan, or in the event that the Committee or the Board exercises its discretion to provide a cancellation notice with respect to the Option pursuant to Section 6 hereof.

          10. NO RIGHT TO CONTINUED SERVICE AS A DIRECTOR OR ACTING CHIEF EXECUTIVE OFFICER. Neither the Option nor this Agreement shall confer upon the Optionee any right to continued service as a Director or acting Chief Executive Officer of the Company.

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         11. LAW GOVERNING. This Agreement shall be governed in accordance with and governed by the internal laws of the State of Florida.

          12. INTERPRETATION. The Optionee accepts the Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee or the Board upon any questions arising under the Plan and this Agreement.

          13. NOTICES. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Company's Secretary at 255 Alhambra Circle, Coral Gables, FL 33134, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to the Optionee's last permanent address as shown on the Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirements of this Section.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the 11th day of June, 1997.

                                    COMPANY:

                                    SUNGLASS HUT INTERNATIONAL, INC.

                                    By:____________________________________
                                       Larry G. Petersen,
                                       Chief Financial Officer



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         Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option, and fully understands all provisions of the Option.

                                       OPTIONEE:

                                       ______________________________________
                                       James N. Hauslein



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